Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-36464) of Embarcadero Technologies, Inc. of our report dated January 23, 2002 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Francisco, CA
March 25, 2002